Exhibit 99.1

News From

Release Date: March 5, 2013

Contact:	Jenniffer Collins IGI Laboratoires, Inc. (856) 697-1441 www.igilabs.com

IGI LABORATORIES ANNOUNCES 4th QUARTER 2012 AND YEAR END 2012 RESULTS

BUENA, NJ - (BUSINESS WIRE) – IGI Laboratories, Inc. (NYSE MKT: IG), a New Jersey based topical generic drug development and manufacturing company, announced its financial results for the fourth quarter and year ended December 31, 2012.

Fourth Quarter 2012 Highlights vs. 2011

O

Total Revenues of $2.3 million, increase of 10% over same quarter in 2011

O

Invested in the infrastructure of our commercialization strategy and successfully launched the first ever IGI label generic topical pharmaceutical products

O

Raised approximately $2.0 million in cash through the sale of treasury stock to fund the purchase of the topical pharmaceutical product econazole nitrate cream 1%

O

Net loss was $1.2 million and $0.5 million for the fourth quarter of 2012 and 2011

O

Net loss included research and development costs of $1.1 and $0.6 million in 2012 and 2011

O

Increase in research and development costs in the fourth quarter of 2012 over the same quarter last year due to additional costs related to approximately $0.3 million of Generic Drug User Fee Amendments of 2012 (GDUFA) fees required by the US FDA and $0.3 million of costs related to clinical studies

Year to Date 2012 Highlights vs. 2011

O

Total Revenues of $8.6 million in 2012, an increase of 10% over 2011

O

Net loss was $3.9 million in 2012 as compared to a net loss of $3.0 million in 2011

O

Net loss included research and development costs of $2.8 million and $2.2 million in 2012 and 2011

O

IGI has filed nine Abbreviated New Drug Applications (ANDAs) to date

IGI’s President and Chief Executive Officer, Jason Grenfell-Gardner, stated, “I am extremely pleased with the progress IGI made in 2012.  We launched the first ever IGI labeled topical pharmaceutical product; we filed five ANDAs with the US FDA, three for our own pipeline; we hired a proven leader as our head of research and development; and we raised over $2.0 million through the sale of treasury stock that we believe will enable us to accelerate revenue growth in 2013 with the purchase of econazole nitrate cream.”  Mr. Grenfell-Gardner continued, “That is an impressive list of accomplishments in the second half of 2012.  We have an even longer list of goals for 2013.  We target to at least double our 2012 total revenue, achieve profitability and file at least another six ANDAs.  We believe that IGI has an exciting year ahead and I look forward to leading our team as we continue on our path to be a leader in the generic topical prescription drug market.”

Exhibit 99.1

IGI LABORATORIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the three months ended December 31, 2012 and 2011

(in thousands, except shares and per share information)

	Three months ended December 31,
	2012	2011
Revenues:
Product sales, net	$1,711	$1,699
Research and development income	563	383
Other revenue	34	13
Total revenues	2,308	2,095

Costs and Expenses:
Cost of sales	1,516	1,433
Selling, general and administrative expenses	824	778
Product development and research expenses	1,099	578
Total costs and expenses	3,439	2,789
Operating loss	(1,131)	(694)
Interest expense	(234)	(73)
Interest and other income, net	(1)	2
Loss before benefit from income taxes	(1,366)	(765)
Benefit from income taxes	184	226

Net loss	$(1,182)	$(539)

Basic and diluted loss per common share	$(.03)	$(.01)
Weighted average shares of common stock outstanding
Basic and diluted	40,608,169	39,498,096

IGI LABORATORIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the years ended December 31, 2012 and 2011

(in thousands, except shares and per share information)

	2012	2011
Revenues:
Product sales, net	$6,545	$6,729
Research and development income	1,931	921
Licensing, royalty and other income	87	156
Total revenues	8,563	7,806

Costs and Expenses:
Cost of sales	5,787	5,546
Selling, general and administrative expenses	3,078	3,078
Product development and research expenses	2,834	2,151
Total costs and expenses	11,699	10,775
Operating loss	(3,136)	(2,969)
Interest expense	(962)	(281)
Interest and other income(expense), net	(13)	17
Loss before benefit from income taxes	(4,111)	(3,233)
Benefit from income taxes	184	226

Net loss	$(3,927)	$(3,007)
Basic and diluted loss per common share	$(.10)	$(.08)

Weighted average shares of common stock outstanding
Basic and diluted	39,786,446	39,448,706

Exhibit 99.1

IGI LABORATORIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2012 and 2011

(in thousands)

	2012	2011
Cash flows from operating activities:
Net loss	$(3,927)	$(3,007)
Non-cash expenses	1,844	1,117
Changes in operating assets and liabilities	(290)	(504)

Net cash used in operating activities	(2,373)	(2,394)

Net cash used in investing activities	(342)	(350)

Net cash provided by financing activities	2,337	542

Net decrease in cash and cash equivalents	(378)	(2,202)
Cash and cash equivalents at beginning of year	2,914	5,116
Cash and cash equivalents at end of year	$2,536	$2,914

Exhibit 99.1

IGI LABORATORIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share information)

	December 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$2,536	$2,914
Accounts receivable, net	1,577	1,208
Inventories	1,773	1,195
Prepaid expenses and other receivables	253	369
Total current assets	6,139	5,686
Property, plant and equipment, net	2,691	2,800
Restricted cash, long term	54	54
License fee, net	300	400
Debt issuance costs, net	100	639
Other	143	57
Total assets	$9,427	$9,636

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,091	$629
Accrued expenses	820	611
Deferred income, current	48	38
Capital lease obligation, current	17	38
Total current liabilities	1,976	1,316

Note payable	1,000	-
Note payable, related party	-	500
Deferred income, long term	20	25
Capital lease obligation, long term	4	30
Total liabilities	3,000	1,871

Commitments and contingencies

Stockholders’ equity: Series A Convertible Preferred stock, liquidation preference - $500,000 at December 31, 2012 and December 31, 2011	500	500
Series C Convertible Preferred stock, liquidation preference - $1,764,240 at December 31, 2012 and $1,686,527 at December 31, 2011	1,517	1,517
Common stock	446	415
Additional paid-in capital	47,409	46,246
Accumulated deficit	(43,445)	(39,518)
Less treasury stock, 1,965,740 common shares at cost at December 31, 2011	-	(1,395)
Total stockholders’ equity	6,427	7,765
Total liabilities and stockholders' equity	$9,427	$9,636

Exhibit 99.1

About IGI Laboratories, Inc.

IGI Laboratories is a developer and manufacturer of topical formulations for the pharmaceutical, OTC, and cosmetic markets. Our mission is to be a leading player in the generic topical prescription drug market.

IGI Laboratories, Inc. “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. This press release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions, and other statements contained in this press release that are not historical facts and statements identified by words such as " will," “believe”, “target”, "possible," "one time," "provides an opportunity," "continue" or words of similar meaning. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption "Risk Factors" in IGI Laboratories, Inc.’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other reports we  file with the Securities and Exchange Commission. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors or IGI Laboratories, Inc.’s ability to implement business plans and strategies. IGI Laboratories, Inc. does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.